EXHIBIT 10.6

       LENDER CREDITOR AGREEMENT WITH GORDON ROCK DATED NOVEMBER 16, 2001

                            LENDER CREDITOR AGREEMENT

     THIS LENDER CREDITOR AGREEMENT IS ENTERED INTO EFFECTIVE AS OF NOVEMBER 16,
2001  ("Creditor  Agreement"),   by  Burst.com,  Inc.,  a  Delaware  corporation
("Debtor"), in favor of GORDON ROCK ("Secured Party").

                                    Recitals

A. Secured Party has made numerous advances of money and extended certain financial accommodations to Debtor pursuant to various promissory notes entered into prior to the date hereof as set forth on Schedule 1 attached hereto, all due and payable on, or before, November 21, 2001, (collectively, the "Loans").

B. Debtor has previously granted Secured Party a security interest in all of Debtor's assets pursuant to a Security Agreement dated effective as of April 18, 2001 (the "Security Agreement").

C. Secured Party has agreed to extend the due date on the Loans for an additional year subject to Debtor entering into this Creditor Agreement to provide for certain financial covenants and other restrictions on Debtor's ability to take certain actions, including but not limited to incurring further debt.

                                    Agreement

     NOW, THEREFORE, in order to induce Secured Party to extend the due date on the Loans through November 21, 2002, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby represent, warrant, covenant and agree, as applicable, as follows:

     1. LOAN EXTENSION. Secured Party hereby extends the due date on each of the Loans to November 21, 2002, in consideration of the covenants and obligations of Debtor set forth in Section 2 below. Each of the Loans shall be become immediately due and payable if there is a material breach of this Creditor Agreement by Debtor or an "Event of Default" under the Security Agreement.

     2. DEBTOR COVENANTS. So long as any amount under the Loans remain outstanding or there remains outstanding any Secured Obligation (as defined in the Security Agreement), Debtor covenants and agrees that, in addition to the covenants set forth in Section 6 of the Security Agreement, it shall not without the written consent of Debtor which shall not be unreasonably withheld:

          i. Incur any new indebtedness or expense in excess of $2,500 individually with respect to any third-party or any officer, director or employee of Debtor (except for employee salaries approved by the Board of Directors as of the date hereof and reasonable and necessary legal and accounting professional services as Debtor's CEO shall request in consultation with Secured Party);

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          ii.  Issue any  additional  securities,  including  but not limited to
               stock,  options,   warrants  or  convertible  notes  (except  for
               securities existing as of the date hereof and any securities issuable upon exercise or conversion of such securities);

          iii. Sell or license any assets of Debtor except in the ordinary course of business;

          iv. File any lawsuits or take any other legal action against third-parties except as may be required by applicable law;

          v.   Merge or otherwise effect a reorganization of Debtor; or

          vi.  Amend Debtor's Certificate of Incorporation or Bylaws.

     3. MISCELLANEOUS.

          3.1 No Waiver. None of the terms or provisions of this Creditor Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Debtor and Secured Party.

          3.2 Termination of this Creditor Agreement. This Creditor Agreement shall terminate upon the payment and performance in full of the Loans and Secured Obligations.

          3.3 Successor and Assigns. This Creditor Agreement and all obligations of Debtor hereunder shall be binding upon the successors and assigns of Debtor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the indebtedness and their respective successors and assigns.

          3.4 Governing Law. In all respects, including all matters of construction, validity and performance, this Creditor Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws. The prevailing party in any dispute or lawsuit arising out of or in connection with this Creditor Agreement shall be entitled to recover its reasonable attorneys' fees, costs and expenses from the other party. Venue for all purposes hereunder shall be the county in which Debtor's principal place of business is located.

     IN WITNESS WHEREOF, Debtor and Secured Party have caused this Lender Creditor Agreement to be executed and delivered by their duly authorized principals on the date first set forth above.


SECURED PARTY                                        BURST.COM, INC.

Print Name______________________                     By: _______________________

Signature ______________________                     Printed
                                                     Name: _____________________
________________________________
                                                     Title: ____________________